UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (888) 839-7669

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Velocity Express Corporation (the “Company”) is rescheduling its third quarter and nine months 2007 results conference call and web cast to Wednesday May 16, 2007 at approximately 9:00 a.m. eastern daylight time to coincide with the filing of the Company’s Form 10-Q. The Company expects to file its Form 10-Q after the market close on Tuesday, May 15, 2007.

The Company had previously expected to host the conference call on Tuesday, May 15 at 9:00 a.m.

To access the live webcast and slide presentation, log onto the Company website at www.velocityexpess.com and click on the “Investor Info/Stock Information” section. The webcast will also be accessible at www.InvestorCalendar.com. To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers should dial 416-849-9626.

A replay of the webcast can be viewed by visiting the investor relations section of the Company website.

A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 866-245-6755 and international callers may dial 416-915-1035. Callers should use passcode 962929.

The information in this Form 8-K, including Exhibits 99.1, is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated May 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone Title: Chief Financial Officer

Date: May 14, 2007

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Exhibit Index

Exhibit Number	Document
99.1	Press release dated May 14, 2007.

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